Exhibit 99.6

THIS SUPPLEMENTAL DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt as to any aspect of the Merger, this document or as to the action to be taken, you should consult a licensed securities dealer or other registered institution in securities, a bank manager, solicitor, professional accountant or other professional adviser.

If you have sold or transferred all your shares in Sinoma, you should at once hand this document to the purchaser(s) or the transferee(s) or to the bank, licensed securities dealer or registered institution in securities, or other agent through whom the sale or the transfer was effected for transmission to the purchaser(s) or the transferee(s).

The Hong Kong Exchanges and Clearing Limited and the Stock Exchange take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

(a joint stock limited company incorporated in the People’s Republic of China with limited liability)	(a joint stock company incorporated in the People’s Republic of China with limited liability)
(Stock Code: 3323)	(Stock Code: 1893)

SUPPLEMENTAL DOCUMENT IN RELATION TO
MERGER OF CNBM AND SINOMA

in no particular order

Joint Financial Advisers to CNBM

Independent Financial Adviser to the Sinoma Independent Board Committee

Unless otherwise defined in the section headed “Definitions” in this Supplemental Document, capitalised terms used herein shall have the same meanings as those defined in the Merger Document.

The notice convening the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting to be held at No. 2 meeting room on the 6th Floor, Tower 2, Guohai Plaza, No. 17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China on Wednesday, 6 December 2017 (i) in relation to the Sinoma EGM, 9:30 a.m., and (ii) in relation to the Sinoma H Shareholders’ Class Meeting, 10:30 a.m., or immediately following the conclusion of the Sinoma EGM is contained in the Merger Document. Shareholders are advised to read the notice and to complete and return the enclosed form of proxy for use at the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting in accordance with the instructions printed thereon. Please refer to the Merger Document for details.

Whether or not you are able to attend and vote at the Sinoma EGM and Sinoma H Shareholders’ Class Meeting in person, you are requested to complete and return the form of proxy accompanying the Merger Document in accordance with the instructions printed thereon and return it to the H Share registrar of Sinoma, Computershare Hong Kong Investor Services Limited, together with the power of attorney or other authority (if any) under which it is signed (or a notarially certified copy thereof), as soon as possible and in any event not later than 48 hours before the time appointed for holding the Sinoma EGM and Sinoma H Shareholders’ Class Meeting or any adjournment thereof (as the case may be).

Completion and return of the form or proxy will not preclude you from attending and voting in person at the Sinoma EGM, Sinoma H Shareholders’ Class Meeting or any adjournment thereof should you so wish and in such event, the form of proxy shall be deemed to be revoked.

This document is jointly issued by CNBM and Sinoma.

17 November 2017

SUMMARY OF IMPORTANT INFORMATION

Independent Sinoma Shareholders should note the following:

•	The profit forecast of Sinoma Science & Technology for the year ending 31 December 2017 is set out in Appendix I to this Supplemental Document. Sinoma’s Board has confirmed that the information therein remains valid for the purpose of the Merger.

•	The profit forecast of BNBM for the year ending 31 December 2017 is set out in Appendix IV to this Supplemental Document. CNBM’s Board has confirmed that the information therein remains valid for the purpose of the Merger.

•	All terms of the Merger and the capitalised terms as set out in the Merger Document remain unchanged.

You are advised to read this Supplemental Document, in particular, the supplemental letter from Sinoma Board in conjunction with the Merger Document carefully before taking any action in respect of the Merger.

– i –

– ii –

EXPECTED TIMETABLE

The expected timetable set out below is indicative only and may be subject to change. Further announcement(s) will be made as and when appropriate.

Unless otherwise expressly stated, references to times and dates in this document are to Hong Kong times and dates.

Despatch date of this Supplemental Document	17 November 2017

Latest time for lodging transfers of Sinoma H Shares in order to be entitled to attend and vote at the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting	4:30 p.m. on Friday, 3 November 2017

Closure of registers for transfers of shares for determination of Sinoma H Shareholders entitled to attend and vote at the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting	Saturday, 4 November 2017 to Wednesday, 6 December 2017

Latest time for receiving reply slips for the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting	Wednesday, 15 November 2017

Latest time for lodging proxy forms in respect of the Sinoma EGM and the Sinoma H Shareholders’ Class Meeting	9:30 a.m. on Monday, 4 December 2017

Record date for Sinoma Shareholders for the Sinoma EGM and Sinoma H Shareholders for the Sinoma H Shareholders’ Class Meeting	Wednesday, 6 December 2017

Sinoma EGM	9:30 a.m. on Wednesday, 6 December 2017

Sinoma H Shareholders’ Class Meeting	10:30 a.m., or immediately following the conclusion of the Sinoma EGM or any adjournment thereof on Wednesday, 6 December 2017

Resumption of registers for transfer of shares	9:00 a.m. on Thursday, 7 December 2017

CNBM and Sinoma will jointly publish announcement on the date when or as soon as reasonably practicable after all conditions precedent to the Merger Agreement have been satisfied and the conditions to implementing the Merger have been satisfied or waived, as appropriate (the “Implementation Announcement”).

– iii –

EXPECTED TIMETABLE

CNBM Shareholders, Sinoma Shareholders and potential investors in the securities of CNBM and/or the securities of Sinoma should be aware that the Merger is subject to the conditions set out in this document being satisfied or waived, as applicable, and neither CNBM nor Sinoma provides any assurance that any or all conditions can be satisfied, and the Merger may or may not be completed before the expiry of the validity period of the approval of the Merger by CNBM’s Board or Sinoma’s Board, and thus the Merger Agreement may or may not become effective or, if effective, may or may not be implemented or completed. CNBM Shareholders, Sinoma Shareholders and potential investors in the securities of CNBM and/or the securities of Sinoma should therefore exercise caution when dealing in CNBM Shares or Sinoma Shares. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.

– iv –

IMPORTANT NOTICES

NOTICE TO U.S. HOLDERS OF SHARES

IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to this document following this disclaimer page and you are therefore advised to read this disclaimer page carefully before accessing, reading or making any other use of this document. In, and as a result of, accessing this document you agree, and you are deemed to agree, to be bound by the following terms and conditions.

The Merger will involve the exchange of securities of two companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. The financial statements included in this document have been prepared in accordance with Hong Kong Financial Reporting Standards, International Financial Report Standards and PRC GAAP and thus may not be comparable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of CNBM and Sinoma is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of CNBM Shares or Sinoma Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or pursuant to an exemption from such registration. The CNBM Shares to be issued pursuant to the Merger are not, and will not be, registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the United States and will be issued to U.S. holders of Sinoma Shares in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act and in reliance on available exemptions from any state law registration requirements. The CNBM Shares to be issued pursuant to the Merger will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act to the same extent and proportion as the Sinoma Shares for which they were exchanged in the Merger.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the CNBM Shares to be issued in connection with the Merger, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the CNBM Shares to be issued in connection with the Merger, CNBM will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Sinoma Shares related to the Merger.

– v –

IMPORTANT NOTICES

The receipt of CNBM Shares pursuant to the Merger by a U.S. holder of Sinoma shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each Sinoma Shareholder is urged to consult an independent professional adviser immediately regarding applicable tax consequences of the Merger.

– vi –

DEFINITIONS

Terms defined in the Merger Document shall have the same meanings herein and in this Supplemental Document, the following expressions have the meanings set out below, unless the context requires otherwise:

“Baker Tilly”	means Baker Tilly Hong Kong Limited, Certified Public Accountants;

“BNBM”	means Beijing New Building Materials Public Limited Company*, a company incorporated in the PRC with limited liability, a subsidiary of CNBM whose A shares are listed and traded on the Shenzhen Stock Exchange (stock code: 000786);

“Extended Relevant Period”	means the period commencing on the day after the Previous Latest Practicable Date up to and including the Latest Practicable Date;

“Halcyon”	means Halcyon Capital Limited, a licensed corporation under the SFO to carry on Type 6 (advising on corporate finance) regulated activities, who has been appointed by the CNBM Independent Board Committee to advise the CNBM Independent Board Committee and the Independent CNBM Shareholders in respect of (among others) the Merger;

“Latest Practicable Date”	means 14 November 2017, being the latest practicable date prior to the printing of this document for the purpose of ascertaining certain information contained herein;

“Merger Document”	means the document in respect of the Merger jointly despatched to all Sinoma Shareholders on 20 October 2017 by CNBM and Sinoma in accordance with the Takeovers Code;

“Oceanwide”	means Oceanwide Capital Limited, a licensed corporation to carry out type 6 (advising on corporate finance) regulated activity under the SFO, the independent financial adviser appointed by the Sinoma Independent Board Committee to advise the Sinoma Independent Board Committee in respect of the Merger;

“ShineWing”	means ShineWing Certified Public Accountants LLP, Certified Public Accountants;

DEFINITIONS

“Previous Latest Practicable Date”	means 17 October 2017, being the previous latest practicable date prior to the printing of the Merger Document for the purpose of ascertaining certain information contained in the Merger Document;

“Sinoma Science & Technology”	Sinoma Science & Technology Co., Ltd., a company incorporated in the PRC with limited liability, a subsidiary of Sinoma and whose A shares are listed and traded on the Shenzhen Stock Exchange (stock code: 002080);

“Supplemental Document”	means this supplemental document dated 17 November 2017, containing additional information relating to CNBM and Sinoma jointly issued by or on behalf of CNBM and Sinoma in accordance with the Takeovers Code in connection with the Merger.

SUPPLEMENTAL LETTER FROM SINOMA’S BOARD

(a joint stock company incorporated in the People’s Republic of China with limited liability)

(Stock code: 1893)

Executive directors:	Registered office and place of business:
Mr. Liu Zhijiang (Chairman)	8th Floor, Tower 2 Guohai Plaza
Mr. Peng Jianxin (President)	17 Fuxing Road Haidian District
Beijing 100036
Non-executive directors:	the PRC
Mr. Li Xinhua (Vice Chairman)
Mr. Li Jianlun	Place of business in Hong Kong:
Mr. Shen Yungang	7th Floor, Hong Kong Trade Centre
Mr. Wang Fengting	161-167 Des Voeux Road Central
Hong Kong
Independent non-executive directors:
Mr. Leung Chong Shun
Mr. Lu Zhengfei
Mr. Wang Zhulin

17 November 2017

Dear Sinoma Shareholders,

MERGER OF CNBM AND SINOMA

1.	INTRODUCTION

Reference is made to (i) the joint announcement dated 8 September 2017 issued by Sinoma and CNBM in relation to, among others, the Merger; (ii) the announcement of CNBM dated 13 October 2017 in relation to the principal financial data and indicators for the nine months ended 30 September 2017 of BNBM; (iii) the Merger Document dated 20 October 2017 jointly issued by Sinoma and CNBM; (iv) the profit forecast announcement of Sinoma Science & Technology issued by Sinoma on 20 October 2017 in respect of the profit attributable to the equity holders of Sinoma Science & Technology for the year ending 31 December 2017, and (v) the profit forecast announcement of BNBM issued by CNBM on 31 October 2017 in respect of the profit attributable to the equity holders of BNBM for the year ending 31 December 2017.

The purpose of this Supplemental Document is to provide you with, among other things, (i) the profit forecast of Sinoma Science & Technology for the year ending 31 December 2017; (ii) the profit forecast of BNBM for the year ending 31 December 2017; and (iii) any other additional information as required under Rule 8.5 of the Takeovers Code.

SUPPLEMENTAL LETTER FROM SINOMA’S BOARD

You are advised to read this Supplemental Document, in particular, the supplemental letter from Sinoma’s Board in conjunction with the Merger Document carefully before taking any action in respect of the Merger.

2.	PRINCIPAL TERMS OF THE MERGER

All terms of the Merger set out in the Merger Document remain unchanged.

Reference is made to the joint announcement issued by CNBM and Sinoma dated 6 November 2017. In respect of condition (1) to the implementation of the Merger as disclosed in the Merger Document and the Circular, the Fair Trade Commission in South Korea has granted its anti-trust approval for the Merger on 2 November 2017.

As at the Latest Practicable Date, the registered share capital of Sinoma is RMB3,571,464,000, consisting of 1,164,148,115 H shares of par value RMB1.00 each, 2,276,522,667 Domestic Shares of par value RMB1.00 each and 130,793,218 Unlisted Foreign Shares of par value RMB1.00 each. As at the Latest Practicable Date, the share capital of Sinoma was fully issued and fully paid up.

Comparisons of value

The Exchange Ratio is 1.00 Sinoma Share to exchange for 0.85 CNBM Share, which is determined and agreed by CNBM and Sinoma taking into consideration factors such as capital market performance, business and operating results of CNBM and Sinoma.

The Exchange Ratio represents an implied premium for Sinoma H Shareholders when compared with the ratio between the market prices of Sinoma H Shares and CNBM H Shares during the specified trading period.

		Trading Periods Including the
		Last Trading Date
		1 Trading	20 Trading	90 Trading
		Day	Days	Days
H shares	Ratio between the market prices of Sinoma H Shares and CNBM H Shares	0.71	0.67	0.60
	Implied premium of the Exchange Ratio	19.19%	26.94%	42.60%

Notes:

(1)	The market prices are the average closing prices during the specified trading period.

(2)	Implied premium of the Exchange Ratio = 0.85/(market price of Sinoma H Shares/market price of CNBM H Shares) -1. The ratio is calculated by comparing the Exchange Ratio with the ratio determined by dividing the average closing prices of Sinoma H Shares by the average closing prices of the CNBM H Shares for the specified trading period.

SUPPLEMENTAL LETTER FROM SINOMA’S BOARD

The Merger will be implemented at the Exchange Ratio. The comparisons below are provided solely for the convenience of investors. They are illustrations only. Shareholders should use the comparisons with care and take into account other disclosures in this document, including the reasons and benefits of the Merger.

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Previous Latest Practicable Date, the value of the consideration for each Sinoma H Share in the Merger represents:

(a)	a premium of approximately 36.28% over the closing price of each Sinoma H Share of HK$3.58 on the Stock Exchange on the Last Trading Date;

(b)	a premium of approximately 47.83% over the average closing price of HK$3.30 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 20 trading days immediately prior to and including the Last Trading Date;

(c)	a premium of approximately 74.90% over the average closing price of HK$2.79 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 90 trading days immediately prior to and including the Last Trading Date; and

(d)	a premium of approximately 3.37% over the closing price of HK$4.72 of each Sinoma H Share based on the closing price of Sinoma H Shares on the Stock Exchange on the Previous Latest Practicable Date.

Based on the closing price of each CNBM H Share of HK$6.89 on the Stock Exchange on the Latest Practicable Date, the value of the consideration for each Sinoma H Share in the Merger represents:

(a)	a premium of approximately 63.59% over the closing price of each Sinoma H Share of HK$3.58 on the Stock Exchange on the Last Trading Date;

(b)	a premium of approximately 77.44% over the average closing price of HK$3.30 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 20 trading days immediately prior to and including the Last Trading Date;

(c)	a premium of approximately 109.94% over the average closing price of HK$2.79 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 90 trading days immediately prior to and including the Last Trading Date; and

(d)	a premium of approximately 3.11% over the closing price of HK$5.68 of each Sinoma H Share based on the closing price of Sinoma H Shares on the Stock Exchange on the Latest Practicable Date.

SUPPLEMENTAL LETTER FROM SINOMA’S BOARD

Based on the closing price of each CNBM H Share of HK$5.02 on the Stock Exchange on the Last Trading Day, (A) each CNBM H Share represents (i) a discount of approximately 46.03% to the net asset value per CNBM H Share as at 31 December 2016; and (ii) a discount of approximately 46.93% to the net asset value per CNBM H Share as at 30 June 2017; and (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 23.69% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 29.16% to the net asset value per Sinoma H Share as at 30 June 2017.

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Previous Latest Practicable Date (A) each CNBM H Share represents (i) a discount of approximately 37.52% to the net asset value per CNBM H Share as at 31 December 2016; and (ii) a discount of approximately 38.56% to the net asset value per CNBM H Share as at 30 June 2017; and (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 11.65% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 18.00% to the net asset value per Sinoma H Share as at 30 June 2017.

Based on the closing price of each CNBM H Share of HK$6.89 on the Stock Exchange on the Latest Practicable Date (A) each CNBM H Share represents (i) a discount of approximately 24.34% to the net asset value per CNBM H Share as at 31 December 2016; and (ii) a discount of approximately 25.60% to the net asset value per CNBM H Share as at 30 June 2017; and (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a premium of approximately 6.98% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 0.70% to the net asset value per Sinoma H Share as at 30 June 2017.

3.	MATERIAL CHANGE

(1)	Sinoma Group

As at the Latest Practicable Date, the Sinoma Directors confirmed that, save as (i) the material changes disclosed under the paragraph headed “F. Material Change” in Appendix I to the Merger Document; (ii) those disclosed in the announcement of Sinoma dated 20 October 2017 in respect of the unaudited financial information of Sinoma Group for the nine months ended 30 September 2017, in particular, the increase in total operating revenue and net profit attributable to Sinoma Shareholders; and (iii) the forecast of profit attributable to the equity holders of Sinoma Science & Technology Co., Ltd. for the year ending 31 December 2017, details of which are set out in Appendix I to this Supplemental Document, there has been no material change in the financial or trading position or outlook of Sinoma Group since 31 December 2016, the date to which the latest published audited financial statements of Sinoma Group were made up, and up to the Latest Practicable Date.

SUPPLEMENTAL LETTER FROM SINOMA’S BOARD

(2)	CNBM Group

As at the Latest Practicable Date, the CNBM Directors confirmed that save as the material changes disclosed under the paragraph headed “H. Material Change” in Appendix II to the Merger Document, the third quarterly financial information as announced by CNBM on 20 October 2017 and the forecast increase in profit attributable to the equity holders of BNBM for the year ending 31 December 2017 as set out in Appendix IV to the Supplemental Document, there is no material change in the financial or trading position or outlook of CNBM Group since 31 December 2016, the date to which the latest published audited financial statements of CNBM Group were made up, up to and including the Latest Practicable Date.

4.	CONFIRMATION OF SINOMA INDEPENDENT FINANCIAL ADVISER

Sinoma Independent Financial Adviser has confirmed that the additional information contained in the Supplemental Document, in particular, the profit forecast of Sinoma Science & Technology for the year ending 31 December 2017 set out in Appendix I to the Supplemental Document and the profit forecast of BNBM for the year ending 31 December 2017 set out in Appendix IV to the Supplemental Document, has not changed their views and recommendations to the Sinoma Independent Board Committee as stated in the letter from Sinoma Independent Financial Adviser set out in the Merger Document.

5.	ADDITIONAL INFORMATION

Your attention is also drawn to the additional information set out in the appendices to, and which forms part of, this Supplemental Document. You are also recommended to read carefully this Supplemental Document, in conjunction with the Merger Document, for further details in respect of the procedures for acceptance of the Merger.

By Order of the Sinoma’s Board
China National Materials Company Limited
Liu Zhijiang
Chairman

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

(a joint stock company incorporated in the People’s Republic of China with limited liability)

(Stock code: 1893)

ANNOUNCEMENT

INSIDE INFORMATION

PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY CO., LTD.

FOR THE YEAR ENDING 31 DECEMBER 2017

BASED ON OVERSEAS REGULATORY ANNOUNCEMENT

The issue of Science & Technology Announcement (defined below) containing the Profit Forecast (defined below) is solely due to the relevant regulations of Shenzhen Stock Exchange.

Reference is made to the inside information and overseas regulatory announcement dated 16 October 2017 and issued by China National Materials Company Limited (the “Company”) in relation to the third quarterly report for the nine months ended 30 September 2017 of Sinoma Science & Technology Co., Ltd. (“Sinoma Science & Technology”), a subsidiary of the Company and whose A shares are listed and traded on the Shenzhen Stock Exchange (stock code: 002080) and the announcement of Sinoma Science & Technology dated 20 October 2017 (the “Science & Technology Announcement”) in respect of the forecast of the profit attributable to the equity holders of Sinoma Science & Technology for the year ending 31 December 2017 (the “Profit Forecast”).

The board of directors of the Company (the “Board” or the “Directors”) would like to draw the attention of its shareholders and the public investors to the Profit Forecast which was extracted from the Science & Technology Announcement as set out in this announcement (the “Announcement”).

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

Profit Forecast of Sinoma Science & Technology

1. Estimation Period:	1 January 2017 – 31 December 2017

2. Estimated Results:	Increase in profit

The estimated net profit attributable to the equity holders of Sinoma Science & Technology for the year ending 31 December 2017	Compared with the previous year 2016, the growth in the net profit attributable to the equity holders of Sinoma Science & Technology for the year ending 31 December 2017 is estimated to be within the range of 80% to 120%

The Profit Forecast is within the range of (Yuan’ 0,000):

72,252.59 to 88,308.73

The net profit attributable to the equity holders of Sinoma Science & Technology for the year ended 31 December 2016 (Yuan’ 0,000)	40,140.33

Explanation on reasons of the changes in operating results	In the year of 2017, the overall operation of each leading industry of Sinoma Science & Technology performs well. Its operation result of 2017 is estimated to increase significantly compared with that of the same period of 2016, which is mainly attributable to:

1. The vigorous market demand of the glass fiber industry and the put-into-production of fund-raising and investment projects, accompanied with the expansion of production capacity, the decrease in cost and the increase in profit-earning capacity.

2. Due to the impact on the wind power blade industry from the market demand, the increase rate of wind power installed generating sets becomes gentle. Therefore, the Company actively adjusted the production structure and the capacity layout, by focusing on the development of blades with large size and low air-speed to match the market demand so that the production increases gradually on a month-on-month basis and the market share grows further against the trend of the market, reflecting a leading effect.

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

3. In the year of 2016, gas cylinder industry adjusted the layout, cut overcapacity and completed the integration of the internal asset and business which will lead to the improvement in the operating results.

PROFIT FORECAST UNDER RULE 10 OF THE TAKEOVERS CODE

Reference is made to the joint announcement made by the Company and China National Building Material Company Limited (“CNBM”) dated 8 September 2017 (the “Joint Announcement”) in relation to, inter alia, the proposed merger by absorption between the Company and CNBM (the “Merger”). Unless otherwise stated, capitalised terms used herein shall have the same meanings as those defined in the Joint Announcement. The offer period commences from 8 September 2017.

Pursuant to Rule 10 of the Takeovers Code, any estimate of profit for a limited period published by the Company during an offer period would be regarded as a profit forecast, and is required to be reported on by both the Company’s financial advisers and auditors or reporting accountants, and such reports must be lodged with the Executive in accordance with Rule 10.4 of the Takeovers Code. Accordingly, the directors of the Company consider that the Profit Forecast of Sinoma Science & Technology is subject to the reporting and announcement requirements of the Company.

The Profit Forecast, made by the directors of Sinoma Science & Technology and the Directors based on the unaudited management accounts of Sinoma Science & Technology, has been reported on by Oceanwide Capital Limited (“Oceanwide”), the independent financial adviser to the Company in relation to the Merger, and ShineWing Certified Public Accountants LLP (“ShineWing”), the auditor of the Company and Sinoma Science & Technology. Oceanwide also considers that the Profit Forecast does not affect its advice and recommendation in respect of the Merger.

The letters issued by ShineWing and Oceanwide in relation to the Profit Forecast are set out in Appendices II(A) and (B) to the Announcement, respectively, which have been lodged with the Executive. The Profit Forecast and the above-mentioned letters issued by ShineWing and Oceanwide will be set out in the supplemental document to be issued by the Company.

Each of ShineWing and Oceanwide has given and has not withdrawn their consent to the issue of the Announcement with the inclusion of its letter and references to use its name in the form and context in which they appear in the Announcement.

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

CAUTION STATEMENT

Shareholders and potential investors of the Company should exercise caution in placing reliance on the Profit Estimate in assessing the merits and demerits of the transactions as described in the Joint Announcement, and when dealing in the securities of the Company. Persons who are in doubt as to the action they should take should consult their licensed securities dealers or registered institutions in securities, bank managers, solicitors, professional accountants or other professional advisers.

By order of the Board
CHINA NATIONAL MATERIALS COMPANY LIMITED
Liu Zhijiang
Chairman of the Board

Beijing, China

20 October 2017

As at the date of this announcement, the executive directors of the Company are Mr. Liu Zhijiang and Mr. Peng Jianxin; the non-executive directors of the Company are Mr. Li Xinhua, Mr. Li Jianlun, Mr. Shen Yungang and Mr. Wang Fengting; and the independent non-executive directors of the Company are Mr. Leung Chong Shun, Mr. Lu Zhengfei and Mr. Wang Zhulin.

The directors of the Company jointly and severally accept full responsibility for the accuracy of the information contained in this announcement and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.

Please also refer to the published version of this announcement on the Company’s website.

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

APPENDIX I – BASES AND ASSUMPTION IN THE PREPARATION
OF THE PROFIT FORECAST

BASES AND ASSUMPTION OF THE PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

The directors of Sinoma Science & Technology and the Directors have prepared the Profit Forecast based on the unaudited consolidated result based on the management accounts of Sinoma Science & Technology and its subsidiaries (collectively referred to as the “Sinoma Science & Technology Group”) for the nine months ended 30 September 2017 and a forecast of the consolidated result of the Sinoma Science & Technology Group for the remaining three months ending 31 December 2017 (the “Forecast Period”).

Principal Assumptions for the Profit Forecast

The Profit Forecast has been prepared on a basis consistent in all material aspects with the accounting policies currently adopted by Sinoma Science & Technology for the preparation of its audited consolidated financial statements of Sinoma Science & Technology for the year ended 31 December 2016 that are consistent with the accounting policies currently adopted by the Company, and on the following principal assumptions:

(i)	There will be no material change in the existing political, legal, fiscal, market or economic conditions in the PRC, or are otherwise material to the Sinoma Science & Technology Group’s business;

(ii)	There will be no change in legislation, regulations or rules in the PRC, which materially adversely affect the Sinoma Science & Technology Group’s business;

(iii)	There will be no material change in the basis or rates of taxation in the PRC;

(iv)	There will be no material change in the inflation rates, interest rates or foreign currency exchange rates from those currently prevailing;

(v)	The operations of the Sinoma Science & Technology Group will not be materially affected or interrupted by any force majeure events or unforeseeable factors or reasons that are beyond the control of the directors of Sinoma Science & Technology, including but not limited to occurrence of natural disasters, outbreak of epidemics, terrorists’ attack, labour disputes or serious accidents; and

(vi)	The directors of Sinoma Science & Technology and key senior management of the Sinoma Science & Technology Group will continue to involve in the development and operation of the Sinoma Science & Technology Group and the Sinoma Science & Technology Group will be able to retain our key senior management and personnel during the Forecast Period.

As at the date of this announcement, the directors of Sinoma Science & Technology and the Directors have no reason to believe that any of the assumptions as set out above will not be valid.

APPENDIX I	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF SINOMA SCIENCE & TECHNOLOGY

APPENDIX II – LETTERS OF COMFORT IN RELATION TO THE PROFIT
FORECAST OF SINOMA SCIENCE & TECHNOLOGY

Please refer to Appendices II and III to this Supplemental Document.

APPENDIX II	REPORT OF SHINEWING ON PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

ShineWing Certified Public Accountants LLP has given and has not withdrawn its consent to the issue of this Supplemental Document with the inclusion of its report and reference to its name and logo in the form and context in which they respectively appear and has no objection to its report continuing to apply.

Letter from ShineWing Certified Public Accountants LLP

20 October 2017

The Board of Directors

China National Materials Company Limited

Oceanwide Capital Limited

Dear Sirs,

中材科技股份有限公司 (Sinoma Science & Technology Co., Ltd.*, the “Sinoma Science & Technology”)

Profit Forecast of Sinoma Science & Technology for the Year Ending 31 December 2017

We refer to the forecast of the consolidated profit attributable to equity holders of Sinoma Science & Technology for the year ending 31 December 2017 (the “Profit Forecast”) set forth in the section headed “Bases and assumption of the profit forecast of Sinoma Science & Technology” in Appendix I to the announcement of 中國中材股份有限公司 (China National Materials Company Limited*, “Sinoma”), the controlling shareholders of Sinoma Science & Technology dated 20 October 2017 (the “Announcement”). Sinoma Science & Technology and its subsidiaries are collectively referred to as the “Sinoma Science & Technology Group”. The Profit Forecast is required to be reported on under Rule 10 of the Code on Takeovers and Mergers issued by the Securities and Futures Commission.

Directors’ Responsibilities

The Profit Forecast has been prepared by the directors of Sinoma Science & Technology and the directors of Sinoma (the “Directors”) based on the unaudited consolidated results of the Sinoma Science & Technology Group for the nine months ended 30 September 2017, based on the management accounts of the Sinoma Science & Technology Group for the same period and a forecast of the consolidated results of the Sinoma Science & Technology Group for the remaining three months ending 31 December 2017.

APPENDIX II	REPORT OF SHINEWING ON PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

The directors of Sinoma Science & Technology and the Directors are solely responsible for the Profit Forecast.

Our Independence and Quality Control

We have complied with the independence and other ethical requirements of the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behavior. The firm applies Hong Kong Standard on Quality Control 1, Quality Control for Firms that Perform Audits and Reviews of Financial Statements and Other Assurance and Related Services Engagements and accordingly maintains a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Reporting Accountants’ Responsibilities

Our responsibility is to express an opinion on the accounting policies and calculations of the Profit Forecast based on our procedures.

We conducted our engagement in accordance with Hong Kong Standard on Investment Circular Reporting Engagements 500 “Reporting on Profit Forecasts, Statements of Sufficiency of Working Capital and Statements of Indebtedness” and with reference to Hong Kong Standard on Assurance Engagements 3000 (Revised) “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” issued by the HKICPA. Those standards require that we plan and perform our work to obtain reasonable assurance as to whether, so far as the accounting policies and calculations are concerned, the directors of Sinoma Science & Technology and the Directors have properly compiled the Profit Forecast in accordance with the bases and assumptions adopted by the directors of Sinoma Science & Technology and the Directors and as to whether the Profit Forecast is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Sinoma Science & Technology Group. Our work is substantially less in scope than an audit conducted in accordance with Hong Kong Standards on Auditing issued by the HKICPA. Accordingly, we do not express an audit opinion.

APPENDIX II	REPORT OF SHINEWING ON PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

Opinion

In our opinion, so far as the accounting policies and calculations are concerned, the Profit Forecast has been properly compiled in accordance with the bases and assumptions adopted by the directors of Sinoma Science & Technology and the Directors as set out in Appendix I of the Announcement and is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Sinoma Science & Technology Group as set out in its audited consolidated financial statements for the year ended 31 December 2016.

Yours faithfully,

ShineWing Certified Public Accountants LLP

Beijing, China

The English transliteration of the Chinese name(s) in this report, where indicated with “*”, is included for information purpose only and should not be regarded as the official English name(s) of such Chinese names.

APPENDIX III	REPORT OF OCEANWIDE ON PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

Oceanwide Capital Limited has given and has not withdrawn its consent to the issue of this Supplemental Document with the inclusion of its report and reference to its name and logo in the form and context in which they respectively appear and has no objection to its report continuing to apply.

Letter from Oceanwide Capital Limited

20 October 2017

The Board of Directors

China National Materials Company Limited

8th Floor, Tower 2 Guohai Plaza

17 Fuxing Road Haidian District

Beijing 100036

The People’s Republic of China

Dear Sirs,

Sinoma Science & Technology Co., Ltd.

Forecast of Profit Attributable to the Equity Shareholders for the Year Ending 31 December 2017

We refer to the announcement of China National Materials Company Limited (the “Company”) dated 20 October 2017 (the “Announcement”) in relation to the forecast of profit attributable to the equity holders of Sinoma Science & Technology Co., Ltd. (“Sinoma Science & Technology”), a subsidiary of China National Materials Company Limited (the “Company”), for the year ending 31 December 2017.

Set out below is certain financial information (the “Profit Forecast”) of Sinoma Science & Technology extracted from the Announcement:

Range of the estimated net profit attributable to the equity holders of Sinoma Science & Technology for the year ending 31 December 2017 (Yuan’0,000)	72,252.59 to 88,308.73

The Profit Forecast is regarded as a profit forecast under the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”) and, therefore, is required to be reported on. This letter is issued in compliance with the requirements under Rule 10 of the Takeovers Code.

– III-1 –

APPENDIX III	REPORT OF OCEANWIDE ON PROFIT FORECAST OF SINOMA SCIENCE & TECHNOLOGY

The directors of the Company and the directors of Sinoma Science & Technology are solely responsible for the Profit Forecast. The Profit Forecast has been prepared based on the unaudited consolidated results of Sinoma Science & Technology for the nine months ended 30 September 2017 and the forecast of the consolidated results of Sinoma Science & Technology for the last quarter of 2017.

We have reviewed the Profit Forecast and discussed the bases and assumptions of the Profit Forecast with the senior management of Sinoma Science & Technology. Furthermore, we have considered, and relied upon, the letter addressed to the directors of the Company and us from ShineWing Certified Public Accountants LLP dated 20 October 2017 regarding the accounting policies and calculations upon which the Profit Forecast has been made.

We have relied on the information provided and representations expressed to us by the senior management of Sinoma Science & Technology. We have assumed that all information provided and representations expressed to us are true, accurate and complete in all respects.

On the basis of the foregoing, we are of the opinion that the Profit Forecast, for which the directors of the Company and the directors of Sinoma Science & Technology are solely responsible, has been made after due care and consideration.

This letter is provided to the board of directors of the Company solely for the purpose of complying with Rule 10 of the Takeovers Code. We do not accept any responsibility to any other person in respect of, arising out of, or in connection with this letter.

Yours faithfully,
For and on behalf of
Oceanwide Capital Limited
Noelle Hung	Larry Choi
Managing Director	Director

– III-2 –

APPENDIX IV	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF BNBM

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

(a joint stock limited company incorporated in
the People’s Republic of China with limited liability)

(Stock Code: 3323)

OVERSEAS REGULATORY ANNOUNCEMENT

PROFIT FORECAST OF

BEIJING NEW BUILDING MATERIALS PUBLIC LIMITED COMPANY

FOR THE YEAR ENDING 31 DECEMBER 2017

PURSUANT TO REGULATIONS OF

THE SHENZHEN STOCK EXCHANGE

The issue of the BNBM Announcement (as defined below) containing the Profit Forecast (as defined below) is solely due to the relevant regulations of the Shenzhen Stock Exchange.

Reference is made to the announcement jointly issued by China National Building Material Company Limited* (“CNBM”, or the “Company”) and China National Materials Company Limited (“Sinoma”) on 8 September 2017 and the merger document jointly issued by the Company and Sinoma on 20 October 2017 (the “Merger Document”), in relation to, amongst other things, the proposed merger by absorption between the Company and Sinoma (the “Merger”). Unless otherwise stated, capitalised terms used herein shall have the same meanings as those defined in the Merger Document.

This announcement is made pursuant to Rule 13.10B of the Listing Rules. Reference is made to the announcement of the Company dated 13 October 2017 in relation to the principal financial data and indicators for the nine months ended 30 September 2017 of Beijing New Building Materials Public Limited Company* (“BNBM”), a subsidiary of the Company whose A shares are listed and traded on the Shenzhen Stock Exchange (stock code: 000786). According to the relevant regulations of the PRC, BNBM published an announcement dated 31 October 2017 (the “BNBM Announcement”) in relation to the forecast of the profit attributable to the equity holders of BNBM for the year ending 31 December 2017 (the “BNBM Profit Forecast”). Please visit the website http:// www.cninfo.com.cn for details and for reference only.

APPENDIX IV	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF BNBM

NOTICE TO U.S. HOLDERS OF CNBM SHARES AND SINOMA SHARES

The Merger will involve the exchange of securities of two companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. The financial statements included in this announcement or the Merger Document have been prepared in accordance with the International Financial Reporting Standards and PRC GAAP and thus may not be comparable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

U.S. holders of CNBM shares or Sinoma shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of CNBM and Sinoma is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of CNBM shares or Sinoma shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of CNBM shares or Sinoma shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

PROFIT FORECAST OF BNBM FOR THE YEAR ENDING 31 DECEMBER 2017

1.	BNBM Profit Forecast

Relevant period of the BNBM Profit Forecast: 1 January 2017 to 31 December 2017

Operating results forecast of BNBM: increase over the same period last year

Financial data
	Operating results forecast of	for the same
	BNBM for the current	period last year
	reporting period (1 January	(1 January 2016 to
Item	2017 to 31 December 2017)	31 December 2016)

Net profit attributable to owners of BNBM	RMB1,756,602,900 to RMB2,342,137,200 (representing a 50% to 100% increase over the same period last year)	RMB1,171,068,600

Basic earnings per share	Approximately RMB0.982 per share to RMB1.309 per share	RMB0.793 per share

APPENDIX IV	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF BNBM

2.	Status of the BNBM Profit Forecast

The BNBM Profit Forecast has not been pre-audited by certified public accountant.

3.	Reasons for the changes in the BNBM Profit Forecast

The significant increase in the BNBM Profit Forecast is mainly attributable to the following reasons: (i) the positive sales momentum of BNBM’s main products during the third quarter, which resulted in greater increases in sales volumes and unit prices over the same period last year; (ii) the acquisition of 35% minority interest in Taishan Gypsum Company Limited* (泰山石膏有限公司)(hereinafter referred to as “Taishan Gypsum”) by BNBM in October 2016, after which BNBM was entitled to 100% profit of Taishan Gypsum in November to December 2016 and 100% profit of Taishan Gypsum for the full year of 2017.

4.	Other information

The BNBM Profit Forecast contains preliminary results as projected by the finance department of BNBM. The final and actual profit of BNBM for the year ending 31 December 2017 will be disclosed in its 2017 annual report.

The designated media channels of BNBM for information disclosure are Securities Daily, Securities Times, Shanghai Securities News, China Securities Journal and the website of CNINFO (http://www.cninfo.com.cn). Investors are advised to exercise caution in respect of the investment risks.

TAKEOVERS CODE IMPLICATIONS

This announcement is also made by the Company pursuant to Rule 10 of the Takeovers Code. Pursuant to Rule 10 of the Takeovers Code, any estimate of profit for a limited period published by the Company during an offer period would be regarded as a profit forecast, and is required to be reported on by both the Company’s financial advisers and auditors or reporting accountants, and such reports must be lodged with the Executive in accordance with Rule 10.4 of the Takeovers Code. Accordingly, the CNBM Directors consider that the BNBM Profit Forecast is subject to the reporting and announcement requirements under the Takeovers Code.

The BNBM Profit Forecast, made by the directors of BNBM and the CNBM Directors based on the unaudited management accounts of BNBM, has been reported on by Baker Tilly Hong Kong Limited (“Baker Tilly”), the auditor of the Company, and Halcyon Capital Limited (the “CNBM Independent Financial Adviser”), the independent financial adviser to the Company in relation to the Merger, in accordance with the Takeovers Code. The CNBM Independent Financial Adviser also considers that the BNBM Profit Forecast does not affect its advice and recommendation in respect of the Merger as set out in the letter from the CNBM Independent Financial Adviser included in the circular of the Company dated 20 October 2017.

APPENDIX IV	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF BNBM

The letters issued by Baker Tilly and CNBM Independent Financial Adviser in relation to the BNBM Profit Forecast are set out in Appendix to this announcement, respectively, which have been lodged with the Executive. The BNBM Profit Forecast and the above-mentioned letters issued by Baker Tilly and CNBM Independent Financial Adviser will be set out in the supplemental document to be issued by the Company.

Each of Baker Tilly and CNBM Independent Financial Adviser has given and has not withdrawn their consent to the issue of this announcement with the inclusion of its letter and references to use its name in the form and context in which they appear in this announcement.

Shareholders and potential investors of the Company should exercise caution in placing reliance on the BNBM Profit Forecast in assessing the merits and demerits of the transaction as described in the Merger Document and when dealing in the securities of the Company. If you are in doubt as to any aspect of the Merger, this announcement or as to the action to be taken, you should consult a licensed securities dealer or other registered institution in securities, a bank manager, solicitor, professional accountant or other professional adviser.

By order of the Board
China National Building Material Company Limited*
Chang Zhangli
Secretary of the Board

Beijing, the PRC 31 October 2017

As at the date of this announcement, the board of directors of the Company comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin and Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors.

The directors of the Company jointly and severally accept full responsibility for the accuracy of the information contained in this announcement and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.

* For identification purposes only

APPENDIX IV	EXTRACT OF PROFIT FORECAST ANNOUNCEMENT OF BNBM

APPENDIX – COMFORT LETTERS IN RELATION TO THE BNBM
PROFIT FORECAST

Please refer to Appendices V and VI to this Supplemental Document.

APPENDIX V	REPORT OF BAKER TILLY ON PROFIT FORECAST OF BNBM

Baker Tilly Hong Kong Limited has given and has not withdrawn its consent to the issue of this Supplemental Document with the inclusion of its report and reference to its name and logo in the form and context in which they respectively appear and has no objection to its report continuing to apply.

COMFORT LETTER FROM BAKER TILLY

31 October 2017

Our Ref.: C988s/jg/ac/el/u17

Private & Confidential

The Board of Directors

China National Building Material Company Limited

21/F., Tower 2 (Building B)

Guohai Plaza

No. 17 Fuxing Road

Haidian District, Beijing

The PRC

Dear Sirs,

China National Building Material Company Limited (the “CNBM”)

Profit Forecast of 北新集團建材股份有限公司 (Beijing New Building Materials Public Limited Company) (the “BNBM”) for the year ending 31 December 2017

We refer to the forecast of the consolidated profit attributable to owners of the BNBM for the year ending 31 December 2017 (the “Profit Forecast”) set forth in the section headed “Profit forecast of BNBM for the year ending 31 December 2017” in the announcement of the CNBM, the controlling shareholder of the BNBM, dated 31 October 2017 (the “Announcement”). The Profit Forecast is required to be reported on under Rule 10 of the Code on Takeovers and Mergers issued by the Securities and Futures Commission.

Directors’ responsibilities

The Profit Forecast has been prepared by the directors of the BNBM (the “BNBM Directors”) and the directors of the CNBM (the “CNBM Directors”) based on the unaudited consolidated results of the BNBM and its subsidiaries (collectively referred to as the “BNBM Group”) for the nine months ended 30 September 2017, based on the management accounts of the BNBM Group for the nine months ended 30 September 2017 and a forecast of the consolidated results of the BNBM Group for the remaining three months ending 31 December 2017.

The BNBM Directors and the CNBM Directors are solely responsible for the Profit Forecast.

APPENDIX V	REPORT OF BAKER TILLY ON PROFIT FORECAST OF BNBM

Our independence and quality control

We have complied with the independence and other ethical requirements of the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.

The firm applies Hong Kong Standard on Quality Control 1 “Quality Control for Firms That Perform Audits and Reviews of Historical Financial Information, and Other Assurance and Related Services Engagements” and accordingly maintains a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Reporting accountants’ responsibilities

Our responsibility is to express an opinion on the accounting policies and calculation of the Profit Forecast based on our procedures.

We conducted our engagement in accordance with Hong Kong Standard on Investment Circular Reporting Engagements 500 “Reporting on Profit Forecasts, Statements of Sufficiency of Working Capital and Statements of Indebtedness” and with reference to Hong Kong Standard on Assurance Engagements 3000 (Revised), “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” issued by the HKICPA. Those standards require that we plan and perform our work to obtain reasonable assurance as to whether, so far as the accounting policies and calculations are concerned, the BNBM Directors and the CNBM Directors have properly complied the Profit Forecast in accordance with the bases and assumptions adopted by the BNBM Directors and the CNBM Directors and so as to whether the Profit Forecast is presented on a basis consistent in all material respects with the accounting policies normally adopted by the BNBM Group. Our work is substantially less in scope than an audit conducted in accordance with Hong Kong Standards on Auditing issued by the HKICPA. Accordingly, we do not express an audit opinion.

APPENDIX V	REPORT OF BAKER TILLY ON PROFIT FORECAST OF BNBM

Opinion

In our opinion, so far as the accounting policies and calculations are concerned, the Profit Forecast has been properly complied in accordance with the bases and assumptions adopted by the BNBM Directors and the CNBM Directors as set out in the Appendix to this letter headed “Bases and assumptions adopted by the BNBM Directors and the CNBM Directors in the preparation of the BNBM profit forecast” and is presented on a basis consistent in all material respects with the accounting policy normally adopted by the BNBM Group as set out in its audited consolidated financial statements for the year ended 31 December 2016.

Yours faithfully,

Baker Tilly Hong Kong Limited

Certified Public Accountants

Hong Kong, 31 October 2017

Gao Yajun

Practising Certificate Number P06391

APPENDIX V	REPORT OF BAKER TILLY ON PROFIT FORECAST OF BNBM

APPENDIX –	BASES AND ASSUMPTIONS ADOPTED BY THE BNBM DIRECTORS AND THE CNBM DIRECTORS IN THE PREPARATION OF THE BNBM PROFIT FORECAST

The BNBM Profit Forecast has been prepared on a basis consistent in all material aspects with the accounting policies currently adopted by BNBM for the preparation of its audited consolidated financial statements of BNBM for the year ended 31 December 2016 that are consistent with the accounting policies currently adopted by the CNBM, and on the following principal assumptions:

1.	There is no material change in the economy, development and major asset investment in the place where the customers of BNBM are located in the fourth quarter of 2017;

2.	There is no material change in the supply, demand and policies in respect of gypsum board and light steel keel market as a whole in the fourth quarter of 2017;

3.	There is no material change in the state and local policies and tax law in the fourth quarter of 2017;

4.	BNBM does not record any significant non-recurring gains or expenses in the fourth quarter of 2017;

5.	There is no material change in the cost and fee composition and unit price in the fourth quarter of 2017;

6.	BNBM will not complete any major acquisition or merger in the fourth quarter of 2017;

7.	There is no material change in the management of BNBM in the fourth quarter of 2017;

8.	No force majeure event has occurred in the fourth quarter of 2017 which will affect the result performance of BNBM;

9.	There is no material change in the payment period of customers of BNBM in the fourth quarter of 2017;

10.	There is no material change in the payment period requested by suppliers of BNBM in the fourth quarter of 2017;

11.	The bank which has provided loans to BNBM does not request for repayment in advance in the fourth quarter of 2017; and

12.	Nothing has happened in the fourth quarter of 2017 which will affect the result performance in the first to third quarter of 2017.

APPENDIX VI	REPORT OF HALCYON ON PROFIT FORECAST OF BNBM

Halcyon Capital Limited has given and has not withdrawn its consent to the issue of this Supplemental Document with the inclusion of its report and reference to its name and logo in the form and context in which they respectively appear and has no objection to its report continuing to apply.

COMFORT LETTER FROM HALCYON CAPITAL LIMITED

31 October 2017

The Board of Directors

China National Building Material Company Limited

21F/Tower 2 (Building B), Guohai Plaza

No. 17 Fuxing Road

Haidian District, Beijing

The PRC

Dear Sirs,

We refer to the announcement dated 31 October 2017 issued by China National Building Material Company Limited (the “Company”, together with its subsidiaries, the “Group”) in relation to the profit forecast of 北新集團建材股份有限公司 (Beijing New Building Materials Public Limited Company) (“BNBM”, together with its subsidiaries, the “BNBM Group”), a subsidiary of the Company, for the year ending 31 December 2017 (the “Profit Forecast”). The Profit Forecast is required to be reported on under Rule 10 of the Code on Takeovers and Mergers issued by the Securities and Futures Commission.

The directors of the Company (the “CNBM Directors”) and the directors of BNBM (the “BNBM Directors”) are solely responsible for the Profit Forecast. The Profit Forecast has been prepared based on the unaudited consolidated results of BNBM for the nine months ended 30 September 2017 and the forecast of the consolidated results of BNBM for the last quarter of 2017.

We have reviewed the Profit Forecast and discussed with the senior management of the Company and BNBM the bases upon which the Profit Forecast was prepared. In addition, we have considered, and relied upon, the report on Profit Forecast dated 31 October 2017 issued by Baker Tilly Hong Kong Limited, the auditors of the Company, to the Company, the text of which is also set out in the Appendix to this announcement, which stated that, so far as the accounting policies and calculations are concerned, the Profit Forecast has been properly complied in accordance with the bases and assumptions adopted by the BNBM Directors and the CNBM Directors as set out in its appendix which is presented on a basis consistent in all material respects with the accounting policy normally adopted by the BNBM Group as set out in its audited consolidated financial statements for the year ended 31 December 2016. The bases and assumptions adopted by the BNBM Directors and the CNBM Directors for the preparation of the Profit Forecast is reproduced in appendix to this letter.

APPENDIX VI	REPORT OF HALCYON ON PROFIT FORECAST OF BNBM

We have relied on the information provided and representations expressed to us by the senior management of BNBM and CNBM. We have assumed that all information provided and representations expressed to us are true, accurate and complete in all respects.

Based on the above, we are of the opinion that the Profit Forecast, for which the CNBM Directors and BNBM Directors are solely responsible for, have been prepared with due care and consideration.

This letter is provided to the board of directors of the Company solely for the purpose of complying with Rule 10 of the Takeovers Code. We do not accept any responsibility to any other person in respect of, arising out of, or in connection with this letter.

Yours faithfully,

For and on behalf of

Halcyon Capital Limited

April Chan

Director

APPENDIX VI	REPORT OF HALCYON ON PROFIT FORECAST OF BNBM

APPENDIX –	BASES AND ASSUMPTIONS ADOPTED BY THE BNBM DIRECTORS AND THE CNBM DIRECTORS IN THE PREPARATION OF THE BNBM PROFIT FORECAST

The BNBM Profit Forecast has been prepared on a basis consistent in all material aspects with the accounting policies currently adopted by BNBM for the preparation of its audited consolidated financial statements of BNBM for the year ended 31 December 2016 that are consistent with the accounting policies currently adopted by the CNBM, and on the following principal assumptions:

1.	There is no material change in the economy, development and major asset investment in the place where the customers of BNBM are located in the fourth quarter of 2017;

2.	There is no material change in the supply, demand and policies in respect of gypsum board and light steel keel market as a whole in the fourth quarter of 2017;

3.	There is no material change in the state and local policies and tax law in the fourth quarter of 2017;

4.	BNBM does not record any significant non-recurring gains or expenses in the fourth quarter of 2017;

5.	There is no material change in the cost and fee composition and unit price in the fourth quarter of 2017;

6.	BNBM will not complete any major acquisition or merger in the fourth quarter of 2017;

7.	There is no material change in the management of BNBM in the fourth quarter of 2017;

8.	No force majeure event has occurred in the fourth quarter of 2017 which will affect the result performance of BNBM;

9.	There is no material change in the payment period of customers of BNBM in the fourth quarter of 2017;

10.	There is no material change in the payment period requested by suppliers of BNBM in the fourth quarter of 2017;

11.	The bank which has provided loans to BNBM does not request for repayment in advance in the fourth quarter of 2017; and

12.	Nothing has happened in the fourth quarter of 2017 which will affect the result performance in the first to third quarter of 2017.

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

1.	RESPONSIBILITY STATEMENT

As at the date of this document, CNBM’s Board comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin, Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors. The CNBM Directors jointly and severally accept full responsibility for the accuracy of the information contained in this Supplemental Document (other than in relation to Sinoma and Sinoma Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this document (other than those expressed by directors of Sinoma) have been arrived at after due and careful consideration and there are no other facts contained in this Supplemental Document the omission of which would make any of the statements contained herein misleading.

As at the date of this document, Sinoma’s Board comprises Mr. Liu Zhijiang and Mr. Peng Jianxin as executive directors, Mr. Li Xinhua, Mr. Li Jianlun, Mr. Shen Yungang and Mr. Wang Fengting as non-executive directors, Mr. Leung Chong Shun, Mr. Lu Zhengfei and Mr. Wang Zhulin as independent non-executive directors. The Sinoma Directors jointly and severally accept full responsibility for the accuracy of the information contained in this Supplemental Document (other than in relation to CNBM and CNBM Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Supplemental Document (other than those expressed by directors of CNBM) have been arrived at after due and careful consideration and there are no other facts contained in this Supplemental Document the omission of which would make any of the statements contained herein misleading.

2.	SHARE CAPITAL

(1)	In respect of Sinoma

As at the Latest Practicable Date, there has been no changes in the information set out under the paragraph headed “Share Capital” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

(2)	In respect of CNBM

As at the Latest Practicable Date, there has been no changes in the information set out under the paragraph headed “Share Capital” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

– VII-1 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

3.	MARKET PRICES

(1)	In respect of Sinoma

The table below sets out the closing price of the Sinoma H Shares on the Stock Exchange on (i) the last business day of each of the calendar months during the Relevant Period, (ii) the Last Trading Date, and (iii) the Latest Practicable Date:

Closing price for each
Sinoma H Share
(HK$)

31 March 2017	2.56
28 April 2017	2.73
31 May 2017	2.34
30 June 2017	2.61
31 July 2017	3.17
31 August 2017	3.42
6 September 2017 (Last Trading Date)	3.58
29 September 2017	4.40
17 October 2017 (Previous Latest Practicable Date)	4.72
31 October 2017	5.39
14 November 2017 (Latest Practicable Date)	5.68

The lowest and highest closing prices of Sinoma H Shares as quoted on the Stock Exchange during the period commencing six months preceding the date of the Joint Announcement and ending on the Latest Practicable Date were HK$2.31 per Sinoma H Share on 20 June 2017 and 23 June 2017 and HK$5.70 per Sinoma H Share on 23 October 2017, respectively.

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APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(2)	In respect of CNBM

The table below sets out the closing price of the CNBM H Shares on the Stock Exchange on (i) the last business day of each of the calendar months during the Relevant Period, (ii) the Last Trading Date, and (iii) the Latest Practicable Date:

Closing price for each
CNBM H Share
(HK$)

31 March 2017	5.00
28 April 2017	5.18
31 May 2017	4.33
30 June 2017	4.64
31 July 2017	4.77
31 August 2017	4.92
6 September 2017 (Last Trading Date)	5.02
29 September 2017	5.41
17 October 2017 (Previous Latest Practicable Date)	5.74
31 October 2017	6.58
14 November 2017 (Latest Practicable Date)	6.89

The lowest and highest closing prices of CNBM H Shares as quoted on the Stock Exchange during the period commencing six months preceding the date of the Joint Announcement and ending on the Latest Practicable Date were HK$4.26 per CNBM H Share on 5 June 2017 and HK$6.92 per CNBM H Share on 23 October 2017, respectively.

4.	DISCLOSURE OF INTERESTS IN SINOMA SHARES BY SINOMA

(a)	As at the Latest Practicable Date, Mr. Zhang Hai, the supervisor of Sinoma, had interests in 42,000 Sinoma H Shares (long position). Save as disclosed above, none of the Sinoma Directors, supervisors of Sinoma and chief executive of Sinoma had any interest or short position in the shares, underlying shares and debentures of Sinoma or any of its associated corporations (within the meaning of Part XV of the SFO), which were required to be notified to Sinoma and the Stock Exchange pursuant to Part XV of the SFO (including interests or short positions which they are deemed or taken to have under such provisions of the SFO), or which were required, pursuant to section 352 of the SFO, to be recorded in the register kept under such provisions, or which were required to be notified to Sinoma and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers.

(b)	As at the Latest Practicable Date:

(i)	none of the subsidiaries of Sinoma, any pension fund of the Sinoma Group and any adviser to Sinoma as specified in class (2) of the definition of “associate” under the Takeovers Code (but excluding exempt principal traders and exempt fund managers, in each case recognised by the Executive as such for the purpose of the Takeovers Code), owned or controlled any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares;

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APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(ii)	there were no arrangements of the kind referred to in Note 8 to Rule 22 of the Takeovers Code between Sinoma or any person who is an associate of Sinoma by virtue of classes (1), (2), (3) or (4) of the definition of “associate” under the Takeovers Code, and any other person;

(iii)	no fund managers (other than exempt fund managers) connected with Sinoma who managed funds on a discretionary basis owned or controlled any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares; and

(iv)	neither Sinoma nor any of the Sinoma Directors had borrowed or lent any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares, save for any borrowed Sinoma Shares which had been either on-lent or sold.

5.	DISCLOSURE OF INTERESTS IN CNBM SHARES BY SINOMA

(a)	As at the Latest Practicable Date, none of the Sinoma Directors, supervisors of Sinoma and chief executive of Sinoma had any interest or short position in the shares, underlying shares and debentures of CNBM or any of its associated corporations (within the meaning of Part XV of the SFO), which were required to be notified to CNBM and the Stock Exchange pursuant to Part XV of the SFO (including interests or short positions which they are deemed or taken to have under such provisions of the SFO), or which were required, pursuant to section 352 of the SFO, to be recorded in the register kept under such provisions, or which were required to be notified to CNBM and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers.

(b)	As at the Latest Practicable Date:

(i)	none of Sinoma nor any of the Sinoma Directors had any interests in any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares;

(ii)	none of the subsidiaries of Sinoma, any pension fund of the Sinoma Group and any adviser to Sinoma as specified in class (2) of the definition of “associate” under the Takeovers Code (but excluding exempt principal traders and exempt fund manager, in each case recognised by the Executive as such for the purpose of the Takeovers Code) owned or controlled any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares;

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APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(iii)	no fund managers (other than exempt fund managers) connected with Sinoma who managed funds on a discretionary basis owned or controlled any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares; and

(iv)	neither Sinoma nor any of the Sinoma Directors had borrowed or lent any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of any CNBM Shares, save for any borrowed CNBM Shares which had been either on-lent or sold.

6.	DEALINGS IN THE SINOMA SHARES BY SINOMA

(a)	Neither Sinoma nor any of the Sinoma Directors had dealt for value in any Sinoma Shares or any other convertible securities, warrants, options or derivatives in respect of the Sinoma Shares during the Relevant Period.

(b)	During the period starting from the commencement of the Offer Period and ending on the Latest Practicable Date:

(i)	none of the subsidiaries of Sinoma, any pension fund of the Sinoma Group and any adviser to Sinoma as specified in class (2) of the definition of “associate” under the Takeovers Code (but excluding exempt principal traders and exempt fund managers, in each case recognised by the Executive as such for the purpose of the Takeovers Code) had dealt for value in the Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares;

(ii)	no person who had an arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with Sinoma or with any person who is an associate of Sinoma by virtue of classes (1), (2), (3) or (4) of the definition of “associate” under the Takeovers Code had dealt for value in the Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares; and

(iii)	no fund managers (other than exempt fund managers) connected with Sinoma who managed funds on a discretionary basis had dealt for value in any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares.

7.	DEALINGS IN THE CNBM SHARES BY SINOMA

(a)	Neither Sinoma nor any of the Sinoma Directors had dealt for value in any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares during the Relevant Period.

(b)	During the period starting from the commencement of the Offer Period and ending on the Latest Practicable Date:

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APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(i)	none of the subsidiaries of Sinoma, any pension fund of the Sinoma Group and any adviser to Sinoma as specified in class (2) of the definition of “associate” under the Takeovers Code (but excluding exempt principal traders and exempt fund managers, in each case recognised by the Executive as such for the purpose of the Takeovers Code) had dealt for value in the CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares;

(ii)	no person who had an arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with Sinoma or with any person who is an associate of Sinoma by virtue of classes (1), (2), (3) or (4) of the definition of “associate” under the Takeovers Code had dealt for value in the CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares; and

(iii)	no fund managers (other than exempt fund managers) connected with Sinoma who managed funds on a discretionary basis had dealt for value in any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares.

8.	DISCLOSURE OF INTERESTS IN CNBM SHARES BY CNBM

(a)	As at the Latest Practicable Date, none of the CNBM Directors and chief executive of CNBM had any interest or short position in the shares, underlying shares and debentures of CNBM or any of its associated corporations (within the meaning of Part XV of the SFO), which were required to be notified to CNBM and the Stock Exchange pursuant to Part XV of the SFO (including interests or short positions which they are deemed or taken to have under such provisions of the SFO), or which were required, pursuant to section 352 of the SFO, to be recorded in the register kept under such provisions, or which were required to be notified to CNBM and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers.

(b)	As at the Latest Practicable Date, the following concert parties of CNBM (other than the CNBM Directors) owned or controlled CNBM Shares:

Name of concert parties of		Approximate % of
CNBM (other than CNBM	Number of CNBM	shareholding in
Directors)	Shares	CNBM

CNBM Parent	2,227,987,270	41.27%

CICC Group (Note 1)	10,114,000	0.19%
	(long position)	(long position)
	228,000	0.004%
	(short position)	(short position)

– VII-6 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

Note:

(1)	The CNBM H Shares owned or controlled by members of the CICC Group included the CNBM H Shares which were acquired pursuant to non-proprietary trades conducted for and on behalf of clients of the CICC Group.

(c)	As at the Latest Practicable Date, save as disclosed above in this paragraph 8:

(i)	none of the CNBM Directors was interested in any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of CNBM Shares;

(ii)	none of the concert parties of CNBM owned or controlled any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of CNBM Shares; and

(iii)	none of CNBM or any of the concert parties of CNBM had borrowed or lent any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of CNBM Shares, save for any borrowed CNBM Shares which had been either on-lent or sold.

9.	DISCLOSURE OF INTERESTS IN THE SINOMA SHARES BY CNBM

(a)	As at the Latest Practicable Date none of CNBM or any of the CNBM Directors was interested in any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares.

(b)	As at the Latest Practicable Date, none of the concert parties of CNBM owned or controlled any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares, except that (i) CNBM Parent wholly-owns Sinoma Parent, which owns approximately 43.87% in and consolidates the accounts of Sinoma; and (ii) the CICC Group owned or controlled 3,957,000 Sinoma H Shares, representing approximately 0.11% in Sinoma’s total issued share capital (the Sinoma H Shares owned or controlled by members of the CICC Group included the Sinoma H Shares which were acquired pursuant to non-proprietary trades conducted for and on behalf of clients of the CICC Group).

(c)	As at the Latest Practicable Date, none of CNBM or any of the concert parties of CNBM had borrowed or lent any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares, save for any borrowed Sinoma Shares which have been either on-lent or sold.

10.	DEALINGS IN THE CNBM SHARES BY CNBM

(a)	Save as disclosed below, during the Extended Relevant Period, none of CNBM or any of the CNBM Directors or any of the concert parties of CNBM had dealt for value in any CNBM Shares or any convertible securities, warrants, options or derivatives in respect of the CNBM Shares (except for any non-proprietary trades conducted for and on behalf of clients of the CICC Group and any dealings conducted by those entities in the CICC Group that are exempt principal traders or exempt fund managers).

– VII-7 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(b)	No person who had an arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with CNBM or any of the concert parties of CNBM had dealt for value in CNBM Shares or any convertible securities, warrants, options or derivatives in respect of CNBM Shares during the Extended Relevant Period.

11.	DEALINGS IN THE SINOMA SHARES BY CNBM

(a)	Save as disclosed below, during the Extended Relevant Period, none of CNBM or any of the CNBM Directors or any of the concert parties of CNBM had dealt for value in any Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of the Sinoma Shares (except for any non-proprietary trades conducted for and on behalf of clients of the CICC Group and any dealings conducted by those entities in the CICC Group that are exempt principal traders or exempt fund managers).

(b)	No person who had an arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with CNBM or any of the concert parties of CNBM had dealt for value in Sinoma Shares or any convertible securities, warrants, options or derivatives in respect of Sinoma Shares during the Extended Relevant Period.

12.	MATERIAL CONTRACTS

(1)	In respect of Sinoma

There has been no change in the information set out under the paragraph headed “Materials Contracts” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

(2)	In respect of CNBM

There has been no change in the information set out under the paragraph headed “Materials Contracts” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

13.	MATERIAL LITIGATION

(1)	In respect of Sinoma

There has been no change in the information set out under the paragraph headed “Material Litigation” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

– VII-8 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(2)	In respect of CNBM

There has been no change in the information set out under the paragraph headed “Material Litigation” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

14.	EXPERTS AND CONSENTS

The names and qualifications of the experts who have given opinions, letters or advices to Sinoma and CNBM respectively which are contained in this Supplemental Document and/or who have been named in this Supplemental Document are set out below:

Name	Qualification

Baker Tilly Hong Kong Limited	Certified Public Accountants

ShineWing Certified Public Accountants LLP	Certified Public Accountants

Halcyon Capital Limited	a licensed corporation under the SFO to carry on Type 6 (advising on corporate finance) regulated activities

Oceanwide Capital Limited	a licensed corporation under the SFO, licensed to carry out type 6 (advising on corporate finance) regulated activity under the SFO

(collectively, “Experts”)

Each of the above experts has given and has not withdrawn its written consent to the issue of this Supplemental Document with the inclusion of the text to its letter, advice and/or report as the case may be and references to its name in the form and context in which it is included herein.

15.	SERVICE CONTRACTS IN RESPECT OF SINOMA

As at the Latest Practicable Date, there has been no change in the information set out under the paragraph headed “Service Contracts in respect of Sinoma” in Appendix IV to the Merger Document. Please refer to the Merger Document for details.

16.	PUBLIC FLOAT

As at the Latest Practicable Date, save as disclosed below, there has been no change in the information set out under the paragraphs headed “Arrangements for Implementation of the Merger Agreement” and “Shareholding Structure Chart before and after the Merger” in the Letter from Sinoma’s Board in the Merger Document disclosed pursuant to Rule 14.81 of the Listing Rules. Please refer to the Merger Document for details.

– VII-9 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

The CNBM Directors have jointly and severally undertaken to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in CNBM’s shares. As at the Latest Practicable Date, such undertakings remain valid.

17.	NO CHANGE IN INFORMATION IN THE MERGER DOCUMENT

(1)	In respect of Sinoma

As at the Latest Practicable Date, there has been no change in the information in respect of any emoluments of the Sinoma Directors, special arrangements of the Merger and arrangements in relation to the dealings in the Sinoma Shares set out in the Merger Document in accordance with Rule 8.5 of the Takeovers Code.

(2)	In respect of CNBM

As at the Latest Practicable Date, there has been no change in the information in respect of any emoluments of the CNBM Directors, special arrangements of the Merger and arrangements in relation to the dealings in the CNBM Shares set out in the Merger Document in accordance with Rule 8.5 of the Takeovers Code.

(3)	In case of inconsistency, the English version of this document shall prevail over the Chinese version.

18.	DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents are available for inspection from the date of this Supplemental Document until the date of the Sinoma EGM (both dates inclusive): (1) at the principal place of business in Hong Kong of Sinoma at 7th Floor, Hong Kong Trade Centre, 161-167 Des Voeux Road Central during normal business hours (i.e. from 9:30 a.m. to 5:00 p.m. on Monday to Friday, excluding public holdings), (2) on the website of Sinoma at http://www.sinoma-ltd.cn/; (3) on the website of the SFC at www.sfc.hk:

(a)	the supplemental letter from Sinoma’s Board, the text of which is set out on pages 3 to 7 of this Supplemental Document;

(b)	the announcement of Sinoma dated 20 October 2017 in relation to the publication of the profit forecast of Sinoma Science & Technology for the year ending 31 December 2017, the text of which is set out on Appendix I of this Supplemental Document;

(c)	the report of ShineWing on profit forecast of Sinoma Science & Technology, the text of which is set out on Appendix II of this Supplemental Document;

(d)	the report of Oceanwide on profit forecast of Sinoma Science & Technology, the text of which is set out on Appendix III of this Supplemental Document;

– VII-10 –

APPENDIX VII	SUPPLEMENTAL GENERAL INFORMATION

(e)	the announcement of CNBM dated 31 October 2017 in relation to the publication of the profit forecast of BNBM for the year ending 31 December 2017, the text of which is set out on Appendix IV of this Supplemental Document;

(f)	the report of Baker Tilly on profit forecast of BNBM, the text of which is set out on Appendix V of this Supplemental Document;

(g)	the report of Halcyon on profit forecast of BNBM, the text of which is set out on Appendix VI of this Supplemental Document;

(h)	the written consents referred to under the section headed “Experts and Consents” in Appendix VII to this Supplemental Document; and

(i)	this Supplemental Document.

– VII-11 –